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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

   We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-4048) pertaining to the 1992, 1995 and 1996 Stock Option Plans and Individual Officer and Director Stock Option Agreements and the Registration Statement (Form S-8, No. 333-71017) pertaining to the 1998 Stock Option Plan, 1998 Non-Employee Director Stock Option Plan, 1998 Employment Incentive Option Plan, and the 1996 Stock Option Plan B of Medical Resources, Inc. of our report dated March 2, 2000 (except for the third paragraph of Note 2, as to which the date is March 29, 2000), with respect to the consolidated financial statements and schedule of Medical Resources, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1999.

                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------

MetroPark, New Jersey

March 30, 2000